Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-15445, 333-39383, 333-74473, 333-75719 on Form S-3, and No. 333-74809 on
Form S-4 of The FINOVA Group Inc. of our report dated April 23, 1999 appearing in this Annual Report on Form 10-K of The FINOVA Group Inc for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

April 11, 2001